                                                                  EXHIBIT XXIV

                         AMENDED AND RESTATED PLEDGE AND
                        SECURITY AGREEMENT [LAKE TRAVIS]

         THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this "Pledge and Security Agreement"), dated as of April 30, 2001, is entered into by and between Prime Group II, L.P., an Illinois limited partnership ("PG II"), The Prime Group, Inc., an Illinois corporation ("Prime"; PG II and Prime are sometimes hereinafter referred to individually as "Pledgor" or together as "Pledgors"), and Kemper Investors Life Insurance Company, an Illinois insurance corporation ("Pledgee").

                                    RECITALS:

         WHEREAS, PG II and Pledgee entered into a certain Pledge and Security Agreement Lake Travis dated March 22, 1994, as amended from time to time (the "Original PG II Pledge Agreement") securing liabilities and obligations arising under a certain Limited Recourse Guaranty Lake Travis of even date therewith executed and delivered by PG II to Pledgee with respect to a loan described therein arising out of credit enhancement extended by Pledgee and its Affiliates;

         WHEREAS, Prime and Pledgee entered into a certain Pledge and Security Agreement Lake Travis dated August 31, 1994, as amended from time to time (the "Original Prime Pledge Agreement") securing liabilities and obligations arising under a certain Limited Recourse Guaranty Lake Travis of even date therewith executed and delivered by Prime to Pledgee, with respect to a loan described therein arising out of credit enhancement extended by Pledgee and its Affiliates;

          WHEREAS, certain defaults currently exist under the Original PG II Pledge Agreement;

         WHEREAS, as a material inducement to Pledgee to waive the existing defaults under the Original PG II Pledge Agreement and in order to reflect changes in the collateral and other transactions which have occurred since the Original PG II Pledge Agreement and the Original Prime Pledge Agreement and restate the rights and obligations of the parties thereunder, Pledgors and Pledgee have agreed to enter into this Pledge and Security Agreement on the terms hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors and Pledgee hereby agree that the Original PG II Pledge Agreement and the Original Prime Pledge Agreement are hereby amended and restated in their entirety to read as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         The following terms when used in this Pledge and Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "ADA Agreement" shall have the meaning given in the Standby Agreement.

         "Affiliate" means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Alternate Security" shall have the meaning given in the Standby Agreement.

         "Base Annual Fee" shall have the meaning given in the Standby
Agreement.

         "Bond Debt Service" shall have the meaning given in the definition of Operating Deficits in this Article 1.

         "Bonds" shall mean the Health Facilities Development Revenue Bonds (The Island on Lake Travis, Ltd. Project) Series 1986, in the aggregate principal amount of $25,000,000 issued by the Capital Health Facilities Development Corporation, a Texas public non-profit corporation, to finance the construction and equipping of the Project.

         "Borrower" shall mean The Island on Lake Travis, Ltd., a Texas limited partnership.

         "Borrower Obligations" shall mean any and all obligations or liabilities of Borrower whether direct or indirect, joint or several, absolute or contingent, now existing or hereafter arising, due or to become due, which arise out of or in connection with any Loan Document.

         "Business Day" shall mean any day of the week other than Saturday, Sunday or any other day on which banks are generally closed within the City of Chicago, Illinois.

         "Code" means the Uniform Commercial Code from time to time in effect in the State of Illinois.

         "Collateral" is defined in Section 2.1.

         "Collateral Value" means the aggregate fair market value of all the Collateral as of the date of determination; the fair market value of each item of Collateral consisting of publicly traded stock or securities convertible or exchangeable into stock shall be calculated by Pledgee based upon the mean average of the closing prices or other comparable information reported for the ten Business Days immediately preceding the date of determination in the Wall Street Journal

(or, if not available, in such other nationally recognized financial publication designated by Pledgee); the fair market value of money market mutual funds, cash and other depository accounts and all items of Collateral not otherwise described in this paragraph shall be calculated by Pledgee based upon the publicly reported or other determinable values therefor as of the first Business Day preceding the date of determination; and such calculation of fair market values by Pledgee shall be binding and conclusive upon the parties.

         "Common Stock" means shares of common stock, par value $.01 per share, of the General Partner, including certificates representing such shares and any interests in the entries on the books of any financial intermediary pertaining to such shares.

         "Common Units" means the Partnership Units designated as Common Units under, and as otherwise defined and described in, the Partnership Agreement.

         "Credit Enhancement Fees" shall have the meaning given in the Standby Agreement.

         "Custody Account" means the account or accounts described in Section 2.1(c); all fees, charges and expenses relating to the Custody Account shall be paid from Disbursements in accordance with Section 2.4.

         "Disbursements" is defined in Section 2.4.

         "Distributions" means all income, interest, distributions, proceeds, dividends, liquidating proceeds or dividends, and other distributions or payments, ordinary or extraordinary (whether similar or dissimilar to the foregoing), and other earnings paid in cash, on or with respect to any Pledged Interests or other Collateral; all Distributions shall be paid or distributed directly to the Custody Account and invested in Permitted Investments.

         "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, corporation or association.

         "Environmental Agreement" shall have the meaning given in the Standby Agreement.

         "Exchange" means the exchange of some or all or a portion of the Common Units of a Limited Partner for Common Stock pursuant to the Partnership Agreement.

         "Exchange Rights" means the rights of a Limited Partner to exchange Common Units for Common Stock pursuant to Article XI of the Partnership Agreement.

         "Event of Default" means:

             (a) any failure by any Pledgor to pay any amount due under the Guaranty, to pay when due any Required Monthly Payment as provided in Section
2.2 hereof, or to comply with the provisions of any section of Article 4 hereof other than Sections 4.1 (to which subparagraph (d) below shall apply), 4.2 (to which subparagraph (c) below shall apply) and 4.10 (to which subparagraph (d) below shall apply), and, in each such case, the continuance of such failure for five (5) Business Days after written notice from Pledgee;

             (b) if any representation or warranty made or deemed made by any Pledgor in or under the Guaranty or this Pledge and Security Agreement shall prove to be false or misleading in any material respect on the date made or deemed to be made, and Pledgee gives notice to Pledgors of such default (no grace or cure period being applicable to any such default);

             (c) any sale, assignment, transfer, pledge or further encumbrance by any Pledgor of any of the Collateral, or any interest therein;

             (d) any default (not otherwise specified in this definition of "Event of Default") in the performance or observance of any covenant or agreement to be performed or observed by Pledgors under this Pledge and Security Agreement or the Guaranty and the continuation thereof for a period of thirty
(30) days after notice of such default is given by Pledgee to Pledgors; provided, however, that if such default cannot reasonably be cured within such thirty (30) day time period and so long as Pledgors promptly commence to cure such default promptly following receipt of notice thereof and thereafter diligently prosecute such cure, such period will be extended for up to an additional ninety (90) days;

             (e) any Pledgor shall (i) in a proceeding commenced by such Pledgor, be adjudicated a bankrupt, or an order for relief shall have been entered against such Pledgor, under federal bankruptcy law, (ii) make a general assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or all or substantially all of its property, (iv) institute any proceeding seeking an order for relief or to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fail to have any such proceeding instituted against it dismissed within ninety (90) days after filing or (v) fail to contest in good faith any appointment or proceeding described in subsection (f) below for a period of ninety (90) days after such appointment or the institution of such proceeding; or

             (f) a receiver, custodian, trustee, liquidator or similar official shall be appointed for any Pledgor or all or substantially all of its properties, or a proceeding described in subsection (e) above, shall be instituted against any Pledgor or a warrant of attachment, execution or similar process against all or substantially all of its property shall be issued, and any such event continues undischarged, undismissed, unstayed, unvacated or unbonded for a period of ninety (90) days after such entry, appointment or issuance; or

             (g) the occurrence of an "Event of Default" under the Standby Agreement, the Reimbursement Agreement or the Mortgage (in each case, as defined in the applicable document); or

             (h) the Collateral Value at any time is less than $10,500,000 and Pledgors shall fail to restore the Collateral Value to at least $10,500,000 within ten (10) days after notice from Pledgee to Pledgors; or

             (i) Operating Deficits for any calendar year exceed $1,250,000 and Pledgors shall fail to pay to Pledgee, or to the Custody Account, an amount equal to such excess over

$1,250,000 in immediately available funds within ten (10) Business Days after notice from Pledgee to Pledgors.

         "General Partner" means Prime Retail, Inc., a Maryland corporation, and its successors and assigns.

         "Guaranty" shall mean that certain Amended and Restated Limited Recourse Guaranty Lake Travis dated April 30, 2001 made by Pledgors for the benefit of Pledgee.

         "Limited Partner" shall mean any Person named as a Limited Partner on EXHIBIT A to the Partnership Agreement, or any Person admitted as a Substituted Limited Partner or additional Limited Partner (as such terms are defined and described in the Partnership Agreement), in such Person's capacity as a limited partner of the Partnership.

         "Loan" means (i) any and all liabilities and obligations of Borrower to Pledgee or an Affiliate of Pledgee arising under the Reimbursement Agreement, and any and all documents and instruments evidencing or securing the liabilities and obligations under the Reimbursement Agreement, or any renewal, extension or refinancing thereof, (ii) any and all liabilities and obligations of Borrower to Pledgee or an Affiliate of Pledgee arising under the Standby Agreement, the ADA Agreement or the Environmental Agreement or (iii) any other liabilities or obligations of Borrower or any Pledgor to Pledgee or an Affiliate of Pledgee arising under the Guaranty or this Pledge and Security Agreement or arising in connection with any credit support or enhancement extended by Pledgee or any Affiliate of Pledgee with respect to the Bonds.

         "Loan Documents" means, this Pledge and Security Agreement, the Guaranty, and any and all other documents and instruments evidencing or securing the Loan.

         "Management Agreement is defined in Section 4.1 B.4.

         "Material Adverse Effect" means (a) any adverse effect on the ability of any Pledgor to grant to Pledgee or to keep pledged to Pledgee a perfected first lien security interest in and to the Collateral or (b) any material adverse effect on the ability of any Pledgor to perform its obligations under the Loan Documents.

         "Operating Deficit" means, with respect to the Project for any calendar month, quarter or year, as applicable, commencing from and after January 1, 2001, the excess (if any) of (a) the sum of (i) debt service payable by Borrower during such period pursuant to the provisions of that certain Loan Agreement dated as of December 1, 1986, as amended, between Capital Health Facilities Development Corporation and Borrower, and the Note issued by Borrower with respect to its liabilities and obligations thereunder ("Bond Debt Service"),
(ii) capital expenditures paid or required to be paid during such period to the extent included in a budget approved by Pledgee or otherwise expressly approved by Pledgee in its sole discretion and (iii) all ordinary and necessary expenses paid or required to be paid during such period arising out of the ownership, operation, leasing, management or maintenance of the Project including, without limitation, real estate taxes and insurance premiums but excluding from such expenses (w) non-cash expenses, such as depreciation and amortization, (x) state and federal income taxes, (y) capital expenditures determined in accordance with generally accepted accounting principles other than those referred to in the preceding clause (ii) and (z) debt service on any indebtedness other than that referred to in the preceding clause (i), over (b) the sum of all rental and other income or revenues actually received in such period arising from the ownership and operation of the Project plus revenues received in such period from casualty or condemnation proceeds.

         "Owner's Share of Up-Front Credit Enhancement Fees" shall have the meaning given in the Standby Agreement.

         "Partners" means the partners in the Partnership.

         "Partnership" means Prime Retail, L.P., a Delaware limited partnership.

         "Partnership Agreement" means that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 15, 1998, effective as of June 15, 1998, as amended by Amendment No. 1 to the Third Amendment of and Restated Agreement of Limited Partnership of Prime Retail, L.P., dated as of September 28, 1999, as the same may be further amended from time to time.

         "Partnership Interests" means ownership interests held by Partners in the Partnership, including, but not limited to, Partners' Partnership Units, capital accounts, and profits and distributions relating thereto, all other payments (if any) due or to become due in respect of such interests pursuant to the Partnership Agreement, all rights, powers, and remedies of a Partner under the Partnership Agreement, all proceeds of all or any of the foregoing, and all certificates and instruments representing such interests.

         "Partnership Units" means fractional, undivided shares of the Partnership Interests issued pursuant to the Partnership Agreement.

         "Permitted Investments" means, any or all of the following to the extent approved by Pledgee: (i) direct obligations of the United States Government or its agencies; (ii) corporate debt rated A or better by S&P or Moody's; (iii) commercial paper rated Al or P1 or better; (iv) certificates of deposit and bankers acceptances from institutions rated A or better by S&P or Moody's; or (v) repurchase agreements or money market accounts with dealer banks or securities firms which are either (A) primary dealers on the Federal Reserve reporting dealer list, or (B) banks rated A or better by S&P or Moody's, and the terms of the repurchase agreements must specify that investments be made in securities which are direct obligations of the United States Government or its agencies.

         "Person" means any individual or Entity.

         "Pledged Interest Issuer" means the issuer of any Pledged Interest.

         "Pledged Interests" means all the Collateral described in subparagraphs
(a), (b), (c), (d), (e), (f), and (g) of Section 2.1, which are now or hereafter pledged to Pledgee as Collateral to secure the Secured Obligations, less all Disbursements made in the accordance with the provisions of this Pledge and Security Agreement.

         "Pledgee" shall have the meaning provided therefor in the Recitals to this Pledge and Security Agreement.

         "Pledgor" shall have the meaning provided therefor in the Recitals to this Pledge and Security Agreement.

         "Project" shall mean that certain multi-family residential rental development for retired or aging persons that was constructed and equipped with the proceeds of the Bonds.

         "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of June 15, 1998 by the General Partner and the Partnership for the benefit of holders of Common Units of the Partnership and certain stockholders of the General Partner.

         "Reimbursement Agreement" means (i) that certain Reimbursement Agreement dated November 1, 1994 among Credit Suisse First Boston (formerly Credit Suisse), Pledgee, Federal Kemper Life Assurance Company and Borrower, as heretofore or hereafter amended, or (ii) any other reimbursement or similar agreement entered into by Borrower in connection with the securing of Alternate Security for the Bonds or the purchase of the Bonds by Pledgee or an Affiliate of Pledgee.

         "Required Monthly Payments" is defined in Section 2.2

         "Secured Obligations" is defined in Section 2.3.

         "Standby Agreement" means that certain Standby Bond Purchase and Indemnity Agreement The Island on Lake Travis between Pledgee and Borrower dated December 1, 1994 and effective as of March 22, 1994.

         "Up-Front Credit Enhancement Fees" shall have the meaning given in the Standby Agreement.

                                    ARTICLE 2

                                     PLEDGE

     SECTION 2.1 GRANT OF SECURITY INTEREST. Pledgors hereby pledge, hypothecate, assign, and transfer to Pledgee, and hereby grant to Pledgee, a continuing lien and security interest in all of the following property (the "Collateral"):

         (a)  961,085 Common Units;

         (b) 155,980 shares of Class A Common Stock, par value $.01 per share, of Apartment Investment and Management Company, a Maryland corporation ("AIMCO Common Stock");

         (c) Account No. 399892 with Bank of New York, New York, New York, known as KILICO - PRIME GROUP II, LP Collateral Account, together with all deposits into said account, monies held thereunder and securities and investments acquired with funds held in said account and all rights, additions to, interest on or other distributions issued as an addition to, or substitutions for, or renewals of, said account.

         (d)  all Permitted Investments owned or held hereunder.

         (e) any and all Common Stock owned by any Pledgor following an Exchange of any Pledged Interests which are Common Units (which Common Stock shall constitute "Pledged Interests" hereunder immediately upon issuance thereof and without any further act required on the part of any Pledgor);

         (f) any and all units, common stock or any other securities or property received as a result of any exchanges, splits, reverse splits, combinations, mergers, consolidations, reclassifications, warrants, options, and noncash dividends or distributions in respect of any Pledged Interests (and any such units, common stock or other securities or property so received shall be deemed "Pledged Interests" for purposes hereof);

         (g)  all Required Monthly Payments made by Pledgors;

         (h)  all Distributions with respect to any Pledged Interests; and

         (i) all other proceeds of any of the foregoing. For purposes of this Pledge and Security Agreement, "proceeds" includes, without limitation, whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged, converted or otherwise disposed of, whether such disposition is voluntary or involuntary.

     SECTION 2.2.PAYMENTS. Pledgors jointly and severally agree to pay to or deposit in the Custody Account the sum of $20,000 per month in immediately available federal funds on the first day of each calendar month commencing August 1, 2001 and continuing on the first day of each successive month thereafter to and including March 1, 2004. Such payments (the "Required Monthly Payments") shall be held and invested by Pledgee as additional Collateral hereunder. The Required Monthly Payments shall be made at the place designated by Pledgee for payment. In the event any Required Monthly Payment is not received by Pledgee within five Business Days after the due date, Pledgors shall also pay to Pledgee a late charge in an amount equal to five percent (5%) of the amount of such overdue payment. Any Required Monthly Payment that is not made when due shall bear interest from such due date at the rate of twelve percent (12%) per annum, compounded monthly, payable on demand with any late charges.

     SECTION 2.3 SECURITY FOR SECURED OBLIGATIONS. This Pledge and Security Agreement secures the full and prompt payment and performance when due of (the "Secured Obligations"): (i) all sums now or hereafter payable by Pledgors to Pledgee or an Affiliate of Pledgee and all obligations of Pledgors to Pledgee or an Affiliate of Pledgee, now or hereafter existing, under the Guaranty, this Pledge and Security Agreement or any other Loan Document; (ii) all sums now or hereafter payable by Borrower to Pledgee or an Affiliate of Pledgee and all obligations of Borrower to Pledgee or an Affiliate of Pledgee, now or hereafter existing, under the Reimbursement Agreement or any renewal, extension or refinancing thereof; (iii) all liabilities and obligations of Borrower to Pledgee or an Affiliate of Pledgee, now or hereafter existing under the Standby Agreement, the ADA Agreement or the Environmental Agreement; and (iv) all liabilities and obligations of Borrower or any Pledgor to Pledgee or an Affiliate of Pledgee, now or hereafter existing, under any other Loan Document.

     SECTION 2.4 DISBURSEMENTS. Pledgors hereby irrevocably authorize and direct Pledgee to convert to cash and disburse from the Collateral, in such manner as Pledgee may determine in its sole discretion, funds for payment of the following ("Disbursements"):

         (a) To the payment of all fees, charges and expenses relating to the Custody Account;

         (b) To the payment or reimbursement of all Credit Enhancement Fees including without limitation (i) Credit Enhancement Fees in excess of the Base Annual Fee and (ii) Up-Front Credit Enhancement Fees in excess of Owner's Share of Up-Front Credit Enhancement Fees;

         (c)  To the payment or reimbursement of Bond Debt Service;

         (d) To the payment or reimbursement of all advances, costs, disbursements, expenses, fees, liabilities and obligations payable by Borrower or Pledgors to Pledgee or an Affiliate of Pledgee pursuant to the Standby Agreement, Reimbursement Agreement, Guaranty, this Pledge and Security Agreement or any other Loan Document; and

         (e) To the payment or reimbursement of any remaining Operating Deficits actually incurred from and after January 1, 2001.

All Disbursements by Pledgee for the purpose of funding Operating Deficits will be subject to and made in accordance with the following terms and conditions:
(i) Disbursements will be made no more frequently than monthly, based on the calculation of Operating Deficits for the immediately preceding calendar month;
(ii) Pledgors shall cause written request for Disbursements of Operating Deficits to be submitted to Pledgee within fifteen (15) days after the end of each month with such detail and supporting documentation as Pledgee may reasonably require; (iii) Pledgee may cause Disbursements of Operating Deficits to be made directly to, or for the benefit of, third party creditors under procedures satisfactory to Pledgee and in such order of priority as Pledgee may determine in its sole discretion; and (iv) Disbursements of Operating Deficits will not be required at any time during which an Event of Default exists under this Pledge and Security Agreement. Notwithstanding anything to the contrary contained in this Section 2.4, at any time an Event of Default has occurred and is continuing, Pledgee shall have the exclusive right to retain and apply to the Secured Obligations all Collateral received or held pursuant to this Pledge and Security Agreement. Pledgors hereby irrevocably ratify, confirm and approve the Disbursements heretofore made in the amount of $493,962.98 for Credit Enhancement Fees, Bond Debt Service and real estate taxes payable through April 3, 2001, and further ratify, confirm and approve all Disbursements to be made in accordance with the provisions hereof. Pledgors shall cause Borrower to deposit all rental income and other revenues received from the operation of the Project in a cash collateral account of the Borrower established for the benefit of Pledgee; and the funds held in such collateral account shall be first applied to payment of the items described in subparagraphs (a),(b),(c), (d), and (e) of this Section
2.4 to the extent thereof before the Collateral is applied to the payment of such items.

     SECTION 2.5 CONTINUING SECURITY INTEREST. This Pledge and Security Agreement shall create a continuing security interest in the Collateral and shall:

         (a) remain in full force and effect until payment in full or other satisfaction in full of all Secured Obligations;

         (b) inure to the benefit of and be binding upon the Pledgors and their respective successors and assigns; and

         (c) inure to the benefit of and be binding upon Pledgee and their respective successors and assigns.

Without limiting the foregoing clause (c), Pledgee may assign or otherwise transfer (in whole or in part) the Guaranty, this Pledge and Security Agreement or all or any of the Loan Documents held by it to any other Person, and such other Person shall thereupon become vested with all the benefits and subject to all of the obligations thereafter accruing in respect thereof under the Guaranty, this Pledge and Security Agreement or any Loan Document or otherwise; provided that no such assignment shall relieve Pledgee of any obligation thereunder accruing prior to such assignment. Upon the payment or other satisfaction in full of all Secured Obligations, the security interests granted herein shall terminate and all rights to the Collateral shall revert to Pledgors. Upon any such termination (whether in whole or in part), Pledgee will, at Pledgors' sole expense, deliver to Pledgors, all documents, chattel paper, agreements, certificates, notes and instruments representing, constituting, or evidencing all Pledged Interests, together with all other Collateral then held by Pledgee hereunder, and execute and deliver to Pledgors, at Pledgors' sole expense, such documents as Pledgors shall reasonably request to evidence such termination.

     SECTION 2.6 SECURITY INTEREST ABSOLUTE. All rights of Pledgee and the security interests granted to Pledgee hereunder, and all obligations of Pledgors hereunder, shall be absolute and unconditional, irrespective of:

         (a) any lack of validity or enforceability of any of the Loan Documents or instruments relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term, including the applicable rate of interest, of, all or any of the Borrower Obligations, or any other renewal, extension, amendment, modification or waiver of or any consent to departure from any of the Loan Documents;

         (c) any act or omission of Pledgee (or other holder of the Loan Documents) of any nature whatsoever;

         (d)  with respect to any Pledgor, Borrower, or any other Person,
(i) any failure to obtain required authorization by all necessary corporate, partnership or other action relating to the incurrence of the Borrower Obligations or the Secured Obligations or to the execution, delivery or performance of any of the Loan Documents, or (ii) any violation of any provision of any of the articles of incorporation, by-laws, partnership agreement or any other document, instrument or agreement occasioned by the incurrence of the Borrower Obligations or the Secured Obligations, by the execution, delivery, or performance of any of the Loan Documents, or by any failure of same to have been duly authorized by all necessary corporate, partnership or other action;

         (e) any release, amendment, waiver, modification, extension or renewal of or consent to departure from, any guaranty given to secure all or any of the Borrower Obligations or the Secured Obligations (other than a release of the Guaranty); or forbearance of any other action or inaction under or in respect of any of the Loan Documents;

         (f) any exchange, release, forbearance or surrender of or any other action or inaction with respect to any collateral (including, without limitation, the Collateral, other than a release of all of the Collateral which would result in a termination of the Guaranty under Section 7(a) thereof) at any time and from time to time now or hereafter securing any or all of the Borrower Obligations or the Secured Obligations or the Loan Documents or the liability of Pledgor, Borrower, or any other Person in respect of all or any of the Loan Documents, or any failure to perfect or continue as perfected any security interest or other lien with respect to any such collateral, or any loss or destruction of any such collateral, or any matter impairing the value of such collateral as security for all or any of the Borrower Obligations, or the liability of any Pledgor, Borrower, or any other Person, in respect of all or any of the Borrower Obligations or Loan Documents;

         (g) any guaranty now or hereafter executed by any Pledgor or anyone else or any recovery under any such other guaranty;

         (h) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any of the terms and provisions of the Loan Documents, or any claim, cause of action, right or remedy which Pledgee may, at any time, have under any of the Loan Documents or with respect to any guaranty or any security which may be held by Pledgee (or other holder of the Loan Documents) with respect to the Loan;

         (i) the failure to give Pledgor any notice whatsoever, other than any notice which Pledgee is expressly required to give pursuant to any provision of this Pledge and Security Agreement;

         (j) exculpatory provisions in any of the Loan Documents (other than in the Guaranty or in this Pledge and Security Agreement) limiting recourse to property encumbered by the Loan Documents or to any other security or limiting rights to enforce a deficiency judgment against the Borrower;

         (k) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of any of the Borrower's interest in any property securing the Loan or the occurrence of any such sale, assignment, conveyance, merger or other voluntary or involuntary transfer which results in any Pledgor becoming the Borrower under any of the Loan Documents; provided, however, that any such sale, assignment, conveyance, merger or other transfer shall be subject to the limitations set forth in the Loan Documents;

         (l) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of the interests of Pledgee (or other holder of the Loan Documents) in the Guaranty or this Pledge and Security Agreement or any of the other Loan Documents;

         (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like, of any Pledgor, Borrower or any other Person, whether or not any Pledgor shall have notice or knowledge of any of the foregoing;

         (n) any recovery (other than payment in full of all of the Secured Obligations which would result in a termination of the Guaranty under Section 7(a) thereof) as a result of the exercise by Pledgee (or other holder of the Loan Documents) of any of its rights or remedies under the Loan Documents, including any foreclosure thereof, or

         (o) any other fact, circumstance or matter of any nature whatsoever (other than payment in full of all of the Secured Obligations which would result in a termination of the Guaranty under Section 7(a) thereof) that might otherwise constitute a defense available to, or a discharge of, or might otherwise operate to release or affect the obligations of, any Pledgor, Borrower, or any other Person liable to Pledgee (or other holder of the Loan Documents) in respect of any of the Borrower Obligations, the Secured Obligations or the Loan Documents.

     SECTION 2.7 RIGHT OF WITHDRAWAL. If at the end of any calendar quarter Collateral Value exceeds $15,773,000, Pledgors shall have the right, exercisable by giving written notice thereof to Pledgee within sixty days after the end of such calendar quarter to withdraw from the Collateral an amount equal to such excess over $15,773,000; and Pledgee shall cause such withdrawl [sic] to be made to Pledgors within fifteen days after the giving of such notice. Thereafter, provided that the Collateral Value is at all times at least equal to $15,773,000, Pledgee shall distribute to Pledgors within thirty days after the end of each calendar quarter the excess, if any, of Distributions received during such calendar quarter over Operating Deficits incurred during such calendar quarter.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF PLEDGORS. Each Pledgor hereby severally represents and warrants to Pledgee, as to itself, that the following statements are true, correct and complete:

         (a) ORGANIZATION; POWER. PGII (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its formation, (ii) is duly qualified to do business as a foreign limited partnership under the laws of each jurisdiction in which the laws of such jurisdiction so permit or require it to be qualified and in which the nature of its business requires it to be so qualified (except where failure to do so would not reasonably be expected to have a Material Adverse Effect), and (iii) has all requisite partnership power and authority to own, operate and encumber its property and assets and conduct its business substantially as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loan Documents. Prime (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect), and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and conduct its business substantially as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loan Documents.

         (b) AUTHORITY; ENFORCEABILITY. (i) Such Pledgor has the requisite power and authority (A) to execute, deliver and perform each of the Loan Documents to which such Pledgor is a party, and (B) to file the Loan Documents filed by such Pledgor, or to be filed by such Pledgor, with the appropriate governmental authorities; (ii) the execution, delivery and performance (or filing, as the case may be) of each of the Loan Documents to which such Pledgor is a party, and the consummation of the transactions thereunder have been duly approved by such Pledgor and its board of directors or general partner, as the case may be, and no other partnership or corporate proceedings which have not been completed are necessary to consummate such transactions; (iii) each of the Loan Documents to which such Pledgor is a party has been duly executed and delivered (or filed, as the case may be) by such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, is in full force and effect, and no term or condition thereof has been amended, modified or waived, without the prior written consent of such Pledgee, and (iv) such Pledgor has performed and complied in all material respects with all of the terms, provisions, agreements and conditions set forth in the Loan Documents and required to be performed or complied with by it on or before the date as of which this representation is made, and no default by such Pledgor, to the best knowledge of such Pledgor, exists thereunder.

         (c) NO CONFLICT. The execution, delivery and performance by such Pledgor of each Loan Document to which such Pledgor is a party do not and will not (i) conflict with or violate such Pledgor's partnership agreement or such Pledgor's or its general partner's articles or certificate of incorporation or other charter documents or by-laws, or other organizational documents, as the case may be, (ii) contravene or conflict within any law, statute, rule, or regulation, in each case in effect on the date as of which this representation is made, (iii) contravene or conflict with, result in any breach of, or constitute a default under, any agreement or instrument binding on such Pledgor,
(iv) result in or require the creation or imposition of any lien whatsoever upon any of the properties or assets of such Pledgor (other than the liens arising pursuant to the Loan Documents), or (v) require any approval of stockholders or any approval or consent of any person or entity under any agreement or instrument binding on such Pledgor, that has not been obtained, which, in any case described in clauses (ii) through (v) of this subparagraph (c) would reasonably be expected to result in a Material Adverse Effect.

         (d) GOVERNMENTAL CONSENTS. The transactions contemplated by the Loan Documents, and the execution, delivery and, to the best of such Pledgor's knowledge, performance by such Pledgor of each of the Loan Documents to which it is a party, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any governmental authority which has not been obtained or made and which, if not obtained or made, would reasonably be expected to result in a Material Adverse Effect, except for filings of the Loan Documents (or notice thereof) with appropriate governmental offices necessary (i) to perfect any liens or security interests granted under the Loan Documents or (ii) in connection with any transfer of Collateral following enforcement of any such liens or security interests.

         (e)  LITIGATION; ADVERSE EFFECTS.

                       (i) There is no action, suit, proceeding or arbitration, at law or in equity or before any governmental authority, nor to the best knowledge of such Pledgor is there any governmental investigation, in each case pending, or, to the best knowledge of such Pledgor, threatened, against such Pledgor, or any property of such Pledgor, which relates to the Loan Documents and which would reasonably be expected to result in a Material Adverse Effect.

                       (ii) Such Pledgor is not (A) in violation of any applicable law, rule or regulation, which violation would reasonably be to result in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, order, injunction or decree of any court or governmental authority.

                       (iii)  Such Pledgor has obtained all licenses,
                  permits, franchises and other governmental authorizations necessary for the ownership of its property or for the conduct of its business, the failure to obtain or violation of which would reasonably be expected to result in a Material Adverse Effect.

         (f) NO DEFAULTS. Such Pledgor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument binding on such Pledgor relating to any borrowing, loan or credit arrangement, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default thereunder, other than defaults that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

         (g) SOLVENCY. After due inquiry, and taking into account the transactions contemplated by the Loan Documents, the assets of such Pledgor exceed its liabilities. Such Pledgor is, and, to the best of such Pledgor's knowledge, from and after the date hereof such Pledgor will be, able to pay its debts when the same become due. Such Pledgor has not (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, or (iii) been subjected to an attachment, execution or other judicial seizure of a substantial portion of its property which remains in effect. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of such Pledgor or any of its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or any similar official for its or for all or substantially all of its property.

     SECTION 3.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Pledgor hereby severally represents and warrants to Pledgee, as of the date hereof and as of the date of each pledge and delivery hereunder, in each case only with respect to the Collateral then being pledged by it:

         (a) Either PG II or Prime is the sole record, legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances.

         (b) The delivery of the Collateral to Pledgee, together with the filing of the Uniform Commercial Code financing statements described in the following sentence, is effective to create a valid, perfected, continuing and enforceable first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. All Uniform Commercial Code financing statements necessary to perfect the security interest of Pledgee in and to all or part of the Collateral have been filed in the appropriate governmental office or executed and delivered to Pledgee for filing, and the Partnership has been directed to register the pledge to Pledgee of the Common Units pledged hereunder.

         (c) In the case of Pledged Interests consisting of Common Stock, such Pledged Interests are duly authorized and validly issued, fully paid, and non-assessable and are not subject to any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies, or any other similar agreements or instruments, except as contemplated by this Pledge and Security Agreement, and there are no outstanding options, warrants or other agreements with respect thereto.

         (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person (other than the filing contemplated by Section 3.2(b) hereof) is required by any Pledgor for the pledge by such Pledgor of any Collateral pursuant to this Pledge and Security Agreement or for the execution, delivery, and performance of this Pledge and Security Agreement by any Pledgor.

                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.1 REPORTING AND AFFIRMATIVE COVENANTS.

          A.       REPORTING COVENANTS:

         Pledgors covenant and agree that, so long as such Pledgors shall have any liability or obligation outstanding under any of the Loan Documents, unless Pledgee shall otherwise give prior written consent thereto:


         1. FINANCIAL STATEMENTS. Pledgors shall cause Borrower to maintain a system of accounting established and administered in accordance with sound business practices and consistent with past practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. Pledgors shall deliver or cause to be delivered to
         Pledgee:

         (a)  Within thirty (30) days after the end of each calendar month:
(i) an operating statement of the Borrower detailing revenues and expenses of the Project for the preceding calendar month and accrual to cash adjustments;
(ii) a budget comparison report of the Borrower for the preceding calendar month as prepared by the Borrower or the Manager under the Management Agreement, showing variances from budget to actual for the month and year-to-date; (iii) an operating cash flow statement for the preceding calendar month and year-to-date with variances from actual to forecasted; and, (iv) upon request of Pledgee, check runs, accounts payable ledgers, bank statements and other reasonable information relating to the income or expenses of the Project.

         (b) As soon as practicable, and in any event within sixty (60) days after the end of each calendar quarter, the balance sheet of the Borrower as at the end of such quarter and related statements of operations and retained earnings and changes in financial position for such quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified by the chief financial officer, treasurer or assistant treasurer of the Borrower's General Partner that they fairly present the financial condition of the Borrower as at the dates indicated and the results of operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

         (c) As soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year (i.e. the twelve months ending December 31), the audited balance sheet of the Borrower as at the end of such fiscal year and the related audited statements of operations and retained earnings and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the Borrower for the previous fiscal year, all in reasonable detail and reported by a firm of reputable independent public accountants.

         2. NOTIFICATION OF DEFAULTS. Pledgors, upon acquiring knowledge thereof, shall promptly notify Lender of any event of default, or any event which with the giving of notice or lapse of time, or both, would constitute an event of default, under the Loan Documents, and describing the action Pledgors propose to take with respect thereto.

         3. OTHER INFORMATION. Upon the request of Pledgee made from time to time, Pledgors shall furnish to Pledgee such information as may be prepared by the Borrower or the Borrower's General Partner in writing in the ordinary course of its business respecting the Borrower's business or condition (financial or otherwise), operations, performance, properties or prospects. Pledgee shall treat any non-public information so obtained as confidential.

         B.       AFFIRMATIVE AND NEGATIVE COVENANTS:

         1. EXISTENCE. Pledgors shall cause the Borrower to maintain its existence as a limited partnership in good standing under the laws of the state of its formation and maintain its qualification to do business in each jurisdiction in which the laws of such jurisdiction so permit or require it to be qualified and in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify would reasonably be expected to result in a Material Adverse Effect. Pledgors shall cause the Borrower's general partner to maintain its existence as a limited partnership in good standing under the laws of the state of its incorporation and maintain its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify would reasonably be expected to result in a Material Adverse Effect. The foregoing shall not prohibit the Borrower or the Borrower's general partner from merging with or into a corporation or other entity organized under the laws of any state within the United States (in which event, from and after the effective date of such merger, all references herein to the Borrower or the Borrower's general partner, as the case may be, shall be deemed to refer to such successor entity); provided, however, that (a) any such successor entity to the Borrower assumes in writing all of the obligations and liabilities of the Borrower under the Loan Documents and (b) before and after giving effect to such merger, there shall not exist any event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under any of the Loan Documents.

         2. TAXES. Pledgors shall cause the Borrower to pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges upon it, its income and its properties, or upon the Borrower's general partner or the Borrower's general partner's income and properties, prior to the date on which penalties are attached thereto, unless and to the extent only that (a) failure to pay any such taxes, assessments or governmental charges would not reasonably be expected to result in a Material Adverse Effect, or (b)
         (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower or the Borrower's general partner, as the case may be, after the Borrower or the Borrower's general partner, as the case may be, has established a reasonable reserve on its books for such item, and (ii) the pendency of such contest will not result in any impairment of any lien or security interest granted by the Borrower or the Borrower's general partner in favor of Pledgee.

         3. COMPLIANCE WITH LAWS, ETC. Pledgors shall cause the Borrower to comply with, and cause the Borrower's general partner to comply with, all applicable statutes, rules, regulations, orders and restrictions of any and all governmental instrumentalities or agencies thereof having jurisdiction over the conduct of the business or the ownership of the properties of the Borrower or the Borrower's general partner, as the case may be (except for any non-compliance therewith which would not reasonably be expected to result in a Material Adverse Effect), unless and only to the extent that the application of such statutes, rules, regulations, orders and restrictions shall be contested in good faith and by appropriate proceedings by the Borrower or the Borrower's general partner, as the case may be, in such a manner that any enforcement action or any liability resulting from such non-compliance shall be stayed or held in abeyance pending the outcome of such contest.

         4. MANAGEMENT. Without the prior written consent of Pledgee, Pledgors will not cause or permit Borrower to:

                  (a) modify or amend in any material respect or terminate that certain Management Agreement dated as of May 7, 1997, between Borrower, as Owner, and Brookdale Living Communities of Texas, Inc., as Manager (the "Management Agreement"), relating to the management of the Project;

                  (b) enter into any new or successor agreement (written or oral) relating to the management of the Project; or

                  (c) pay or agree to pay any manager of the Project compensation aggregating more than five per cent of the gross revenues of the Project on an annual basis.

     SECTION 4.2 RESTRICTIONS ON ENCUMBRANCES: WARRANTY OF TITLE. No Pledgor will hereafter sell, assign, dispose of, transfer, pledge, encumber, or grant any option or warrant with respect to, the Collateral. Each Pledgor will warrant and defend the right, title and interest in and to the Collateral, and Pledgee's interest in and to the Collateral, against the claims and demands of all Persons whomsoever.

     SECTION 4.3 STOCK POWERS AND INSTRUMENTS OF-TRANSFER. Each Pledgor shall
(a) upon the execution and delivery of this Pledge and Security Agreement, and simultaneously with the delivery by such Pledgor of any other or additional Collateral as may be required hereunder after any Exchange, promptly deliver to Pledgee, such stock powers, stock certificates, instruments, certificates, opinions of counsel, and similar documents, reasonably satisfactory in form and substance to Pledgee, with respect to the Pledged Interests as Pledgee may reasonably require in order to accomplish the purposes of this Pledge and Security Agreement, and (b) from time to time upon the request of Pledgee after the occurrence of any Event of Default relating to any Collateral, promptly take whatever action is reasonably requested by Pledgee in order to accomplish the purposes of this Pledge and Security Agreement.

     SECTION 4.4 CONTINUOUS PLEDGE. Subject to Sections 2.4, 2.5, 2.7 and 4.7, each Pledgor will, at all times, keep pledged to Pledgee pursuant hereto all Pledged Interests and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral.

     SECTION 4.5 EXCHANGE RIGHTS. Without the prior written consent of Pledgee, no Pledgor shall exercise any of its Exchange Rights in respect of the Collateral.

     SECTION 4.6 FURTHER ASSURANCES. Pledgors agree that at any time, and from time to time, at the expense of Pledgors, to promptly execute and deliver all further instruments, including, without limitation, financing statements, and take all further action, that may be reasonably necessary or desirable, or that Pledgee may reasonably request, in order to perfect, maintain, preserve, and protect the first perfected priority lien and security interest granted or purported to be granted hereby in compliance with applicable law and/or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION 4.7 DISBURSEMENTS; DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, Pledgee shall make Disbursements in accordance with Section 2.4 above. Upon the occurrence and during the continuance of an Event of Default (i) the rights of Pledgors under Section 2.4 shall cease, and all rights to the Collateral shall thereupon become vested in Pledgee which shall exclusively be entitled to receive and retain all Collateral and the proceeds thereof, subject to application in accordance with Section 6.4 below. At all times from and after August 1, 2001, if any Pledgor receives any Distributions,(i) it shall prompty [sic] deliver to Pledgee for deposit in the Custody Account any and all Distributions received by such Pledgor (including, without limitation of the foregoing, all dividends and distributions with respect to the Common Units and AIMCO Common Stock) from and after August 1, 2001, and (ii) any and all Distributions received and held by each Pledgor which each Pledgor is obligated to deliver to Pledgee shall, until delivery thereof, be held by such Pledgor separate and apart from its other property in trust for Pledgee; and whether or not an Event of Default shall have occurred, Pledgee shall have the right to notify each Pledged Interest Issuer, of the vesting in Pledgee of such rights to receive Distributions at all times hereunder and each Pledgor hereby irrevocably consents to any such notification. If any Pledgor does not cause any Distribution received by it to be delivered to Pledgee or deposited in the Custody Account within five Business Days after it has received the same, it shall pay to Pledgee on demand a late charge of five percent (5 %) of the amount of such Distribution plus interest on the unpaid amount thereof at the rate of twelve percent (12 %), in addition to all other remedies available to Pledgee.

     SECTION 4.8 OTHER PARTIES. No Pledgor will, without the prior written consent of Pledgee, waive or release any obligation of any party with respect to the Collateral or enter into any agreement amending or supplementing the Collateral.

     SECTION 4.9 ADDITIONAL UNDERTAKINGS. No Pledgor will, without the prior written consent of Pledgee, take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any instrument constituting Collateral.

     SECTION 4.10 PLACE OF BUSINESS. If any Pledgor shall change its principal place of business or its chief executive office or its name or remove the records concerning the Collateral from its principal place of business, such Pledgor shall give to Pledgee thirty (30) days advance notice thereof and, in connection therewith, take such action, reasonably satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee in the Collateral hereunder at all times fully perfected and in full force and effect.

     SECTION 4.11 SHAREHOLDER AGREEMENTS. No Pledgor shall, with respect to any Pledged Interests that are now or hereafter pledged to Pledgee, enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies, or any other similar agreements or instruments, except this Pledge and Security Agreement, the Partnership Agreement and the Registration Rights Agreement.

     SECTION 4.12 PAYMENT OF TAXES, ETC. Pledgors shall pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon any Collateral, and shall discharge or cause to be discharged as a lien of record by payment or filing of any bond required by law, or otherwise, any (i) judgment liens or (ii) tax or other similar involuntary liens (except liens created by Pledgee) filed or otherwise asserted against the Collateral or any part thereof, and any proceedings for the enforcement thereof, within fifteen
(15) days after any Pledgor has notice thereof; provided, however, that any Pledgor shall have the right to contest in good faith any such taxes, assessments, charges, encumbrances and liens, including any such judgment liens or tax liens or other such involuntary liens (and during the continuation of such contest need not pay or discharge any such matters) upon deposit with Pledgee, within such fifteen (15) day period, of a cash deposit, an irrevocable letter of credit or a surety bond or other security reasonably satisfactory to Pledgee, in an amount sufficient to pay such lien, any accrued interest thereon, and any costs and expenses in connection therewith.

                                   ARTICLE 5

                            CERTAIN RIGHTS OF PLEDGEE

     SECTION 5.1 PLEDGEE APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints Pledgee as such Pledgor's attorney-in-fact, coupled with an interest, with full power of substitution, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, after the occurrence and during the continuance of an Event of Default, in Pledgee's discretion, to take any action and to execute any instrument which Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Pledge and Security Agreement, including, without limitation:

         (a) to ask, demand, collect, sue for, recover, receive and give receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

         (c) to file any claims or commence, maintain or discontinue any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral;

         (d) to execute and deliver any instrument required to be executed and delivered by Pledgors under Sections 4.3 and 4.6; and

         (c) to do all other things necessary and proper by Pledgors to protect, preserve, and permit Pledgee to realize upon, the Collateral, and the other rights contemplated by the Pledge and Security Agreement.

     SECTION 5.2 PLEDGEE HAS NO DUTY. The powers conferred on Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Pledgee shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Interests, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The execution and delivery of this Pledge and Security Agreement and the Guaranty is not intended to be, nor shall they be construed to be, the formation of a partnership or joint venture between Pledgors and Pledgee.

                                    ARTICLE 6

                                    REMEDIES

     SECTION 6.1 CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing Pledgee may exercise in respect of the Collateral, all rights and remedies provided for herein or otherwise available to Pledgee, including without limitation, all of the rights and remedies of a secured party on default under the Code and also may, without notice except as specified below:

         (a) sell such Collateral or any part thereof in one or more parcels at public or private sale or broker's board, at any of Pledgee's offices or elsewhere, for cash or other property, on credit or for future delivery, and upon such other terms as may be commercially reasonable; Pledgors agree that Pledgee shall be entitled to bid for or purchase any or all of the Collateral at any such sale; Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

         (b) notify the parties obligated on any of such Collateral to make payment to Pledgee of any amount due or to become due thereunder (including, without limitation, any Distributions);

         (c)  enforce collection of any of such Collateral by suit or otherwise;

         (d) endorse any checks, drafts, or other writings in Pledgor's name to allow collection of such Collateral;

         (e)  take control of any proceeds of such Collateral; and

         (f) upon disposition of the Collateral as provided in Section 6.1(a), execute (in the name, place and stead of any Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of such Collateral.

     SECTION 6.2 SECURITIES LAWS. If Pledgee shall determine to exercise the right to sell all or any of the Collateral at any time pursuant to Section 6.1(a), Pledgors agree that, upon request of Pledgee, Pledgors will, at their own expense:

         (a)  exercise its rights under the Registration Rights Agreement;

         (b) use best efforts to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Pledgee; and

         (c) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Pledgors acknowledge the impossibility of ascertaining the amount of damages that would be suffered by Pledgee by reason of the failure by Pledgors to perform any of the covenants contained in this Section and, consequently, agrees that, if any Pledgor shall fail to perform any of such covenants, at Pledgee's election, Pledgee shall have the right to have each covenant of Pledgors in this
Section 6.2 specifically enforced against each Pledgor, and each Pledgor waives and agrees not to assert any defenses against an action for specific performance of such covenants.

         Pledgors further acknowledge that Pledgee may be compelled to resort to one or more private sales to a restricted group of purchasers who shall be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. If, at any time of any sale of Collateral, which sale is then subject to the applicable securities law, as from time to time amended (the "Securities Act"), the same or any part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, Pledgee is hereby authorized to sell such Collateral or such part thereof by private sale in any commercially reasonable manner and under any commercially reasonable circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgors acknowledge that private sales so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sales, and agrees that Pledgee shall not have an obligation to delay the sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under the Securities Act. Pledgors agree that private sales made under the foregoing circumstances shall not, because so made, be deemed to have been made in a commercially unreasonable manner.

     SECTION 6.3 INDEMNITY AND EXPENSES. Each Pledgor hereby indemnifies and holds harmless Pledgee and Pledgee's officers, directors, employees, agents, representatives, successors and assigns, from and against any and all claims, losses, and liabilities growing out of or resulting from this Pledge and Security Agreement (including, without limitation, enforcement of this Pledge and Security Agreement, and any underwriting fees or expenses in connection with registration or sale of Collateral), except for claims, losses, or liabilities resulting from Pledgee's willful misconduct or gross negligence. Upon demand, Pledgors will pay to Pledgee the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Pledgee may incur in connection with:

         (a)  the enforcement of this Pledge and Security Agreement;

         (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral;

         (c) the exercise or enforcement of any of the rights of Pledgee hereunder; or

         (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

     SECTION 6.4 APPLICATION OF PROCEEDS. Any and all amounts actually received by Pledgee hereunder in respect of Collateral shall be applied in the order set forth below (to the extent permitted by applicable law):

         (a) first, to the payment of all costs, expenses, liabilities and advances made or incurred by Pledgee in performing or enforcing any of the provisions hereof or in protecting the liens of this Pledge and Security Agreement or the security afforded hereby and to the payment of the fees and other expenses, including, without limitation, reasonable attorney's fees and disbursements, of Pledgee to the extent that they have not been paid or reimbursed;

         (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), an amount equal to the outstanding Secured Obligations shall be paid to Pledgee; and

         (c) third, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), and the payment in full of all Secured Obligations, to Pledgors, their successors or assigns, or such other Person as may be entitled thereto by law or as a court of competent jurisdiction may otherwise direct.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1 AMENDMENTS. No amendment to or waiver of any provision of this Pledge and Security Agreement, nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 7.2 PROTECTION OF COLLATERAL. Pledgee may from time to time, at its option, perform any act which Pledgors agree hereunder to perform and which Pledgors shall fail to perform within ten (10) Business Days after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default).

     SECTION 7.3 NOTICES. Any notice or other communication required or permitted hereunder shall be (a) in writing and shall be deemed to have been duly given (A) when received, if delivered in person, (B) five (5) days after deposit in a regularly maintained receptacle of the United States mail as first class mail, postage prepaid, (C) the Business Day after notice is sent for overnight delivery by nationally recognized overnight courier service, or (D) on the day on which the party to whom such notice is addressed refuses delivery by mail or by nationally recognized courier service, and (b) addressed as follows:

To Pledgee:                c/o ZKS Real Estate Partners, LLC
                           200 West Adams
                           Suite 2222
                           Chicago, Illinois 60606
                           Attn: Beth A. Schlief

With copies to:            Zurich Kemper Life Companies
                           1400 American Lane
                           Tower 1, 17th Floor
                           Schaumburg, IL 60196
                           Attn: Gary Fridley

To Pledgor:                c/o The Prime Group, Inc.
                           77 West Wacker Drive
                           Suite 4200
                           Chicago, Illinois 60601
                           Attention: Michael W. Reschke

With a copy to:            The Prime Group, Inc.
                           77 West Wacker Drive
                           Suite 4200
                           Chicago, Illinois 60601
                           Attention: Robert J. Rudnik

or to any such other address as any party hereto shall designate in a written notice to the other parties hereto.

     SECTION 7.4 CAPTIONS. Article and section captions used in this Pledge and Security Agreement are for convenience of reference only, and shall not affect the construction of this Pledge and Security Agreement.

     SECTION 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Pledge and Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to principles of conflict of laws. Pledgors and Pledgee hereby waive any plea of jurisdiction or venue as not being a resident of Cook County, Illinois and hereby specifically authorize any action brought upon this Pledge and Security Agreement to be instituted and prosecuted in either the Circuit Court of Cook County, Illinois or in the United States District Court for the Northern District of Illinois, at the election of the party bringing the action. Pledgor and Pledgee hereby irrevocably authorize service of process to be made upon it in the manner provided in Section 7.3 above, in any action which may be instituted arising out of or relating to this Pledge and Security Agreement.

     SECTION 7.6 WAIVER OF JURY TRIAL. EACH OF PLEDGEE AND EACH PLEDGOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, RELATING DIRECTLY OR INDIRECTLY TO THIS PLEDGE AND SECURITY AGREEMENT; THE GUARANTY OR THE SECURED OBLIGATIONS.

     SECTION 7.7 SEVERABILITY. Wherever possible each provision of this Pledge and Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge and Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge and Security Agreement.

     SECTION 7.8 LIMITED RECOURSE. Notwithstanding anything to the contrary contained herein or in the Guaranty, except as otherwise provided in this
Section 7.8, neither any Pledgor nor any of its shareholders, officers, directors, partners, employees, agents or other representatives ("Other Persons") shall have any personal liability for the Secured Obligations under this Pledge and Security Agreement, or for the obligation to observe, perform or discharge any of the terms, covenants or conditions contained herein or in the Guaranty, and, except as otherwise provided in this Section 7.8, (a) no attachment, execution, writ or other process shall be sought and no judicial proceeding shall be initiated by or on behalf of Pledgee against any Pledgor or any Other Person as a result of a breach or default under this Pledge and Security Agreement or the Guaranty, except to the extent that such attachment, execution, writ or judicial proceeding shall be necessary to enforce any of the rights, remedies or recourses of Pledgee against or with reference to the Collateral, and (b) in the event that any suit is brought hereunder or under the Guaranty, any judgment obtained in or as a result of such suit shall be enforceable and/or enforced solely against the Collateral; PROVIDED, HOWEVER, that nothing herein contained shall be construed to: (i) be a release or impairment of any Pledgor's obligations hereunder or under the Guaranty, (ii) prevent Pledgee from exercising and enforcing, consistent with the provisions of this Section 7.8, any other remedy allowed at law or in equity or by statute or by the terms hereof or of the Guaranty or (iii) prevent Pledgee from recovering from any Pledgor (or any such Other Person), or limit Pledgee's recourse against any Pledgor (or any such Other Person) for, any funds, damages or costs (including, without limitation, reasonable legal expenses) incurred by Pledgee as a result of any willful act or omission of any Pledgor in bad faith, any fraudulent act or omission of any Pledgor, or any breach of any of the following sections of this Pledge and Security Agreement: the first sentence of Section 4.2, Section 4.3(a), Section 4.4, Section 4.5 and Section 4.7(ii). Nothing in this Section 7.8 shall be deemed to increase the liability of any such Other Person beyond that which any such Other Person may have under the partnership agreement of Pledgor or under law.

     SECTION 7.9 ACKNOWLEDGEMENT AND CONSENT. Pledgors and Pledgee hereby consent to the execution and delivery by the Partnership and the General Partner of an acknowledgement and consent of and to this Pledge and Security Agreement substantially in the form of EXHIBIT A attached hereto.

     SECTION 7.10 JOINT AND SEVERAL. The covenants and agreements of each or both of such Pledgors under this Pledge and Security Agreement shall constitute joint and several obligations of such Pledgors.

     SECTION 7.11 SUPERCEDE. This Pledge and Security Agreement restates and supercedes the Original PG II Pledge Agreement and the Original Prime Pledge Agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, Pledgors and Pledgee have duly executed and delivered this Pledge and Security Agreement as of the day and year first above written.

THE PRIME GROUP, INC.,                               PRIME GROUP II, L.P., an Illinois limited
an Illinois corporation                              partnership

By:      /S/ MARK K. CYNKAR                          By:  PGLP, Inc., an Illinois corporation
       -------------------------------------
Name:        MARK K. CYNKAR
       -------------------------------------
Title:       SENIOR VICE PRESIDENT
       -------------------------------------
                                                          By:      /S/ MARK K. CYNKAR
                                                                 --------------------------------------
                                                          Name:        MARK K. CYNKAR
                                                                 --------------------------------------
                                                          Title:       VICE PRESIDENT
                                                                 --------------------------------------


                                                          KEMPER INVESTORS LIFE INSURANCE
                                                          COMPANY, an Illinois insurance corporation--
                                                          By:      /S/ BETH A. SCHLIEF
                                                                 --------------------------------------
                                                          Name:        BETH A. SCHLIEF
                                                                 --------------------------------------
                                                          Title:       AUTHORIZED SIGNATORY
                                                                 --------------------------------------

                                                          By:        /S/ FREDERICK L. STEPHENS
                                                                 --------------------------------------
                                                          Name:        FREDERICK L. STEPHENS
                                                                 --------------------------------------
                                                          Title:       AUTHORIZED SIGNATORY
                                                                 --------------------------------------

                                    EXHIBIT A

                                  ACKNOWLEDGMENT



         Reference is hereby made to the Amended and Restated Pledge and Security Agreement Lake Travis dated as of April 30, 2001 (the "Pledge and Security Agreement") by Prime Group II, L.P. and The Prime Group, Inc., in favor of Kemper Investors Life Insurance Company. Each capitalized term used herein shall have the meaning assigned thereto in the Pledge and Security Agreement.

         Notwithstanding anything in the By-laws of the General Partner to the contrary, Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), and Prime Retail, Inc., a Maryland corporation (the "General Partner"), hereby acknowledge receipt of a copy of the Pledge and Security Agreement, the pledge of the Pledged Interests pursuant to the terms thereof and that such pledge does not require the consent of the Partnership or the General Partner. Notwithstanding anything in the By-laws of the General Partner to the contrary, the Partnership and the General Partner further acknowledge and agree
(i) to recognize the pledge of all future rights and interests in the Pledged Interests, Distributions or other Collateral to which Pledgee may be entitled under the Pledge and Security Agreement, (ii) that, as of the date hereof, there are, to their knowledge, no existing defaults by Pledgors under the Partnership Agreement with respect to any of the Pledged Interests, (iii) that, without Pledgee's consent in its sole discretion, no further transfer or encumbrance by Pledgors of the Pledged Interests, rights to Distributions related thereto or other Collateral will be recognized by the Partnership and the General Partner,
(iv) in the event that either of the Partnership and the General Partner receives written notice from Pledgee of the occurrence and continuation of an Event of Default under the Pledge and Security Agreement and of Pledgee's election to exercise its remedies thereunder with respect to such Event of Default, the Partnership and the General Partner will consent to, and take such action as may be reasonably necessary or appropriate to effect, the substitution of record ownership of Pledgee for any Pledgor on the Partnership's and the General Partner's records, if Pledgee is entitled to be substituted for any Pledgor following any foreclosure upon the Pledged Interests pursuant to Section
6.1 of the Pledge and Security Agreement, and (v) until either the Partnership or the General Partner receives written notice from Pledgee that the Pledge and Security Agreement has been terminated, pay Distributions and issue Common Stock issuable upon exchange of the Pledged Interests directly to Pledgee.


                            [Signature Page Follows]

                                                     PRIME RETAIL, L.P., a Delaware limited partnership

                                                     By:  Prime Retail, Inc., a Maryland corporation,
                                                          its general partner

                                                          By:      /S/ STEVEN S. GOTHELF
                                                                 --------------------------------------
                                                          Name:
                                                                 --------------------------------------
                                                          Title:
                                                                 --------------------------------------


                                                     PRIME RETAIL, INC., a Maryland corporation

                                                          By:      /S/ STEVEN S. GOTHELF
                                                                 --------------------------------------
                                                          Name:
                                                                 --------------------------------------
                                                          Title:
                                                                 --------------------------------------

         The undersigned, being the Pledgors and Pledgee under the above-referenced Pledge and Security Agreement, hereby consent to the execution and delivery by the Partnership and the General Partner of the foregoing Acknowledgement and agree with the provisions thereof.

         Dated: April 30, 2001

THE PRIME GROUP, INC.,                               PRIME GROUP II, L.P. an Illinois limited
an Illinois corporation                              partnership


By:      /S/ ROBERT J. RUDNIK                        By:  PGLP, Inc., an Illinois corporation,
       -------------------------------------
Name:        ROBERT J. RUDNIK
       -------------------------------------
Title:       EXECUTIVE VICE PRESIDENT                     By:      /S/ ROBERT J. RUDNIK
       --------------------------------------                    --------------------------------------
                                                          Name:        ROBERT J. RUDNIK
                                                                 --------------------------------------
                                                          Title:       VICE PRESIDENT
                                                                 --------------------------------------


                                                          KEMPER INVESTORS LIFE INSURANCE
                                                          COMPANY, an Illinois insurance corporation
                                                          By:      /S/ BETH A. SCHLIEF
                                                                 --------------------------------------
                                                          Name:        BETH A. SCHLIEF
                                                                 --------------------------------------
                                                          Title:       AUTHORIZED SIGNATORY
                                                                 --------------------------------------

                                                          By:      /S/ FREDERICK L. STEPHENS
                                                                 --------------------------------------
                                                          Name:        FREDERICK L. STEPHENS
                                                                 --------------------------------------
                                                          Title:       AUTHORIZED SIGNATORY
                                                                 --------------------------------------